UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2010

ARCADIA RESOURCES, INC.
 (Exact name of registrant as specified in its charter)

Nevada	001-32935	88-0331369
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9320 Priority Way, Indianapolis, Indiana	46240
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 569-8234

9229 Delegates Row, Suite 260, Indianapolis, IN, 46240
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

The Arcadia Resources, Inc. (the “Company”) Annual Meeting of Stockholders will be held at its principal executive offices, 9320 Priority Way, Indianapolis, Indiana, 46240, on Thursday, July 29, 2010, commencing at 10:00 a.m. (local time).

Advance Notice Deadline for Rule 14a-8 Shareholder Proposals

Because the date of the upcoming Annual Meeting of Stockholders is more than 30 days prior to the anniversary of the Company’s 2009 Annual Meeting, in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, shareholders must deliver written notice of such proposals for inclusion in the proxy statement of the Company for such meeting within a reasonable time before the Company begins to print and send its proxy materials on or about June 25, 2010. Proposals should be addressed to the Company’s Corporate Secretary, Arcadia Resources, Inc., 9320 Priority Way, Indianapolis, Indiana 46240. Rule 14a-8 proposals must also comply with the requirements of Rule 14a-8 and other applicable law, or otherwise may be omitted from the proxy statement.

Advance Notice Deadline for Director Nominations and Other Shareholder Proposals

In accordance with the Company’s bylaws, for director nominations or shareholder proposals to be brought before the upcoming Annual Meeting of Stockholders, other than Rule 14a-8 proposals described above, written notice must be delivered no later than the close of business on June 1, 2010 to the Company’s Corporate Secretary at the same address referenced above. Such notices must also otherwise comply with the requirements of the Company’s bylaws and applicable law, or may not be presented at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcadia Resources, Inc.

By:	/s/ Matthew R. Middendorf

Matthew R. Middendorf

Its:	Chief Financial Officer, Treasurer and Secretary

Dated: May 20, 2010